Exhibit 4.4
EXECUTION VERSION
Amendment No. 1 to
INTERCREDITOR AGREEMENT
(2010-1)
Dated as of February 14, 2011
among
DELTA AIR LINES, INC.,
U.S. BANK TRUST NATIONAL ASSOCIATION
as Trustee of
the Delta Air Lines Pass Through Trust 2010-1A and
the Delta Air Lines Pass Through Trust 2010-1B,
and to the extent expressly set forth herein, in its individual capacity
NATIXIS S.A., ACTING VIA ITS NEW YORK BRANCH
as Class A Liquidity Provider and
Class B Liquidity Provider,
and
U.S. BANK TRUST NATIONAL ASSOCIATION
as Subordination Agent
Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT
          This AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this “Amendment”), dated as of February 14, 2011, is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Delta”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, “U.S. Bank”), not in its individual capacity, except as expressly set forth herein, but solely as Class A Trustee and Class B Trustee (such term and other capitalized terms used herein without definition being defined as provided in Article I of the Intercreditor Agreement, as amended by Section 1.01 hereof); NATIXIS S.A., a société anonyme organized under the laws of France, acting via its New York Branch (“Natixis”), as Class A Liquidity Provider and Class B Liquidity Provider; and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VII of the Intercreditor Agreement, the “Subordination Agent”).
          WHEREAS, the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent entered into that certain Intercreditor Agreement, dated as of July 2, 2010 (the “Intercreditor Agreement”);
          WHEREAS, Delta had a right to issue Series B Equipment Notes pursuant to the terms of Section 2.02 of each Indenture and Section 4(a)(v) of the Note Purchase Agreement and, pursuant to Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the date hereof), the Intercreditor Agreement shall be amended by written agreement of Delta and the Subordination Agent to give effect to the issuance of any Class B Certificates, and the Class B Trustee and the Class B Liquidity Provider shall be added as parties to the Intercreditor Agreement;
          WHEREAS, Delta has entered into a Trust Supplement with respect to the Class B Trust in connection with the issuance of the Class B Certificates to provide financing for the purchase by the Class B Trustee of the Series B Equipment Notes, in respect of, and secured by a security interest in, the Aircraft;
          WHEREAS, the Trust created by the Class B Trust Agreement proposes to issue the Class B Certificates bearing the interest rate and having the final distribution date described in the Class B Trust Agreement on the terms and subject to the conditions set forth therein;
          WHEREAS, pursuant to the Class B Underwriting Agreement, the Class B Underwriters propose to purchase the Class B Certificates; and
          WHEREAS, it is a condition precedent to the obligations of the Class B Underwriters under the Class B Underwriting Agreement that this Amendment be executed and delivered by each party hereto;
Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I — AMENDMENTS TO THE INTERCREDITOR AGREEMENT
          Section 1.01. (a) Section 1.01(a) of the Intercreditor Agreement is amended as follows:
          (i) The definition of “Certificate” is amended by deleting the phrase “, if issued,”.
          (ii) The definition of “Class B Adjusted Interest” is amended by replacing each instance of the phrase “(or, if the Current Distribution Date is the first Distribution Date, the Closing Date)” with “(or, if the Current Distribution Date is the first Distribution Date, the Class B Issuance Date)”.
          (iii) The definition of “Class B Cash Collateral Account” is amended by deleting the phrase “, if and when such account is created”.
          (iv) The definition of “Class B Certificates” is deleted in its entirety and replaced by the following:
     “Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing Fractional Undivided Interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.
          (v) The definition of “Class B Liquidity Facility” is deleted in its entirety and replaced by the following:
          “Class B Liquidity Facility” means, initially, the Revolving Credit Agreement (2010-1B), dated as of the Class B Issuance Date, between the Subordination Agent, as agent and trustee for the Class B Trustee, and Natixis and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligation of Delta, no amendment, modification or supplement to, or substitution or replacement of, any Class B Liquidity Facility shall be effective unless consented to by Delta.
          (vi) The definition of “Class B Liquidity Provider” is amended by replacing “the initial provider of any Class B Liquidity Facility, if any” with “Natixis”.
          (vii) The definition of “Class B Trust” is amended by replacing the phrase “, if and when created,” with “created and”.
Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

          (viii) The definition of “Class B Trust Agreement” is deleted in its entirety and replaced by the following:
     “Class B Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2010-1B thereto, dated as of the Class B Issuance Date, governing the creation and administration of the Class B Trust and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
          (ix) The definition of “Class B Trustee” is amended by deleting the phrase “if any,”.
          (x) The definition of “Equipment Notes” is amended by deleting the phrase “, if issued,”.
          (xi) The definition of “Final Legal Distribution Date” is amended by replacing the phrase “a date to be determined as such for the Class B Certificates” with “July 2, 2017”.
          (xii) The definition of “Liquidity Provider” is amended by deleting the phrase “, if the Class B Liquidity Facility shall have been provided,”.
          (xiii) The definition of “Rating Agencies” is amended by deleting the phrase “Class A” in the second sentence thereof.
          (xiv) The definition of “Stated Interest Rate” is amended by replacing the phrase “the rate per annum determined as such for the Class B Certificates” with “6.375% per annum”.
          (xv) The definition of “Trust” is amended by deleting the phrase “, if created,”.
          (xvi) The definition of “Trustee” is amended by deleting the phrase “, if the Class B Trust shall have been created,”.
          (b) For purposes of the Intercreditor Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:
          “Class B Issuance Date” means February 14, 2011.
          “Class B Underwriters” means Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.
          “Class B Underwriting Agreement” means the Underwriting Agreement, dated February 7, 2011 among Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Class B Underwriters, and Delta, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

          Section 1.02. Section 2.01(a) of the Intercreditor Agreement is amended by deleting the phrase “, upon accession hereto,” in each of the two sentences thereof.
          Section 1.03. Section 2.01(b) of the Intercreditor Agreement is amended by deleting the phrase “, upon accession hereto,”.
          Section 1.04. Section 2.05(a) of the Intercreditor Agreement is amended by replacing the phrase “the Class A Trustee” with “each Trustee”.
          Section 1.05. Section 2.05(c) of the Intercreditor Agreement is amended by deleting the phrase “(or in the case of the Class B Liquidity Provider, upon the accession hereto)”.
          Section 1.06. Section 3.01(a)(ii) of the Intercreditor Agreement is amended by deleting the phrase “if issued,”.
          Section 1.07. Section 3.05(a) of the Intercreditor Agreement is amended by adding the phrase “or the Class B Certificates” after “due and payable on the Class A Certificates”.
          Section 1.08. Section 3.05(e)(i) of the Intercreditor Agreement is amended by adding the phrase “(including as a result of a refinancing of the Class B Certificates)” after “if the initial Liquidity Provider is replaced”.
          Section 1.09. Section 6.01 of the Intercreditor Agreement is amended by deleting the phrase “, upon the accession hereto,”.
          Section 1.10. Section 8.01(c)(iii) and the last paragraph of Section 8.01(c) of the Intercreditor Agreement is amended by deleting each of the two phrases “, if any” from each of such provisions.
          Section 1.11. Section 8.01(e) of the Intercreditor Agreement is deleted in its entirety and replaced by the following:
          (e) The parties hereto agree that upon the issuance and sale of the Class B Certificates on the Class B Issuance Date, the provisions of Section 8.01(d) shall be of no effect and shall be disregarded.
          Section 1.12. Section 9.11(c) of the Intercreditor Agreement is amended by deleting the phrase “, upon the accession hereto,”.
ARTICLE II — MISCELLANEOUS
          Section 2.01. Amendment; Consent.
          (a) Each party hereto (including U.S. Bank in its individual capacity) agrees that this Amendment is entered into pursuant to and consistent with Section 8.01 of the Intercreditor Agreement.
Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

          (b) The Class A Liquidity Provider hereby consents to the issuance of the Class B Certificates in accordance with clause (y) of Section 8.01(d) of the Intercreditor Agreement (in effect immediately prior to the date hereof).
          Section 2.02. Effect on the Intercreditor Agreement. Except as specifically amended by this Amendment, the Intercreditor Agreement shall remain in full force and effect and the Intercreditor Agreement, as amended by this Amendment, is hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Intercreditor Agreement as amended by this Amendment.
          Section 2.03. Class B Trustee; Class B Liquidity Provider.
          (a) Effective as of the date hereof, U.S. Bank, as Class B Trustee, shall be deemed to be a party to the Intercreditor Agreement, as amended hereby, and shall have all of the rights and obligations of the Class B Trustee under the Intercreditor Agreement, as amended hereby, and under the other Operative Agreements.
          (b) Effective as of the date hereof, Natixis, as Class B Liquidity Provider, shall be deemed to be a party to the Intercreditor Agreement, as amended hereby, and shall have all of the rights and obligations of the Class B Liquidity Provider under the Intercreditor Agreement, as amended hereby, and under the other Operative Agreements.
          Section 2.04. Severability. To the extent permitted by applicable law, any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 2.05. Counterparts. This Amendment may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Amendment, but all of such counterparts together constitute one instrument.
          Section 2.06. Governing Law. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
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Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

DELTA AIR LINES, INC.
By:	/s/ Paul A. Jacobson
	Name:	Paul A. Jacobson
	Title:	Senior Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Class A Trustee and Class B Trustee and, to the extent expressly set forth herein, in its individual capacity
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

NATIXIS S.A., ACTING VIA ITS NEW YORK BRANCH, as Class A Liquidity Provider and Class B Liquidity Provider
By:	/s/ Jerome Le Jamtel
	Name:	Jerome Le Jamtel
	Title:	Managing Director

By:	/s/ Lily Cheung
	Name:	Lily Cheung
	Title:	Director Natixis

U.S. BANK TRUST NATIONAL ASSOCIATION, as Subordination Agent
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

Amendment No. 1 to Intercreditor Agreement (2010-1)
(2010-1B EETC)